Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Gerald Lyons		Mary M. Gentry
Executive Vice President, Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4854		(864) 286-4892

SCANSOURCE REPORTS RECORD QUARTERLY SALES
Quarterly Net Sales Exceed $1 Billion for the First Time, Up 14%

GREENVILLE, SC -- February 6, 2018 -- ScanSource, Inc. (NASDAQ: SCSC), a leading global provider of technology products and solutions, today announced financial results for the second quarter ended December 31, 2017.

	Quarter ended December 31,
	2017	2016	Change
	(in millions, except per share data)
Net sales	$1,032.2	$904.8	14%
Operating income	22.3	23.3	(4)%
Non-GAAP operating income(1)	34.7	29.6	18%
GAAP net income	8.0	23.0	(65)%
Non-GAAP net income(1)	23.0	19.1	21%
GAAP diluted EPS	$0.31	$0.91	(66)%
Non-GAAP diluted EPS(1)	$0.90	$0.75	20%

(1) Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, tax reform charges, acquisition costs and other non-GAAP adjustments. A reconciliation of non-GAAP financial information to GAAP financial information is presented in the Supplementary Information (Unaudited) below.

“Second quarter showed strong growth and improved profitability,” said Mike Baur, CEO, ScanSource, Inc. “Our quarterly sales exceeded $1 billion for the first time with organic sales growth of 10%. We are executing our strategic plan to deepen customer relationships and grow profitably.”

For the second quarter of fiscal year 2018, net sales increased 14% to $1.032 billion, driven by strength in the Worldwide Barcode, Networking and Security segment, including higher big deals in North America. Organic sales growth, which excludes the impact from foreign currency translation and a recent acquisition, was 10%. Operating income totaled $22.3 million, reflecting a decline of 4% from increased expense for the change in fair value of contingent consideration and higher intangible amortization. Non-GAAP operating income increased 18% to $34.7 million, driven by operating leverage from higher sales volumes and the addition of the POS Portal acquisition.

On a GAAP basis, net income for the quarter totaled $8.0 million, or $0.31 per diluted share, and included current quarter tax reform charges of $6.7 million. Non-GAAP net income increased to $23.0 million, or $0.90 per diluted share, including a $0.07 per share benefit from U.S. tax reform lower rates.

U.S. Tax Reform
On December 22, 2017, the U.S. government enacted the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act reduces the corporate federal tax rate on U.S. earnings from 35% to 21% effective January 1, 2018 and provides for a one-time charge for certain foreign earnings. Since ScanSource has a June 30th fiscal year-end, the lower tax rate is expected to result in a blended U.S. statutory federal rate of approximately 28% for the fiscal year ending June 30, 2018. As a result of the Tax Act and tax reform laws enacted in Belgium, ScanSource recognized a one-time tax charge of approximately $6.7 million in the December quarter from the estimated impact of the inclusion of foreign earnings and revaluation of deferred tax assets and liabilities. Excluding these tax charges, the effective tax rate for the quarter and six months ended December 31, 2017 would have been 28% and 29.8%, respectively.

Exhibit 99.1

Forecast for Next Quarter
For the third quarter of fiscal year 2018, ScanSource expects net sales to range from $860 million to $920 million, diluted earnings per share to range from $0.44 to $0.50 per share, and non-GAAP diluted earnings per share to range from $0.67 to $0.73 per share. Non-GAAP diluted earnings per share exclude amortization of intangible assets, change in fair value of contingent consideration and acquisition costs. This forecast assumes a 30% effective tax rate for the quarter.
Webcast Details and CFO Commentary
At approximately 4:15 p.m. ET, a CFO commentary, as a supplement to our press release and conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and outlook in a conference call today, February 6, 2018 at 5:00 p.m. ET. A webcast of the call will be available for all interested parties and can be assessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.
Safe Harbor Statement

This press release, including the forecast of sales and earnings per share for next quarter, contains “forward-looking” statements that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, changes in interest and exchange rates and regulatory regimes impacting our international operations, the impact of tax reform laws, the failure of acquisitions to meet our expectations, the failure to manage and implement our organic growth strategy, credit risks involving our larger customers and vendors, termination of our relationship with key vendors or a significant modification of the terms under which we operate with a key vendor, the decline in demand for the products and services that we provide, reduced prices for the products and services that we provide due both to competitor and customer actions, and other factors set forth in the "Risk Factors" contained in our annual report on Form 10-K for the year ended June 30, 2017, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs and other non-GAAP adjustments.
Net sales on a constant currency basis, excluding acquisitions: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.
Non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). These non-GAAP results exclude amortization of intangible assets related to acquisitions, change in the fair value of contingent consideration, acquisition costs and other non-GAAP adjustments. Non-GAAP operating income, non-GAAP net income, and non-GAAP diluted EPS measures are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and correlates with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. ROIC is calculated as adjusted EBITDA over invested capital. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("Adjusted

EBITDA") excludes the change in fair value of contingent consideration and acquisition costs, in addition to other non-GAAP adjustments. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.
About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading global provider of technology products and solutions, focusing on point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, cloud and telecom services. ScanSource's teams provide value-added solutions and operate from two segments: Worldwide Barcode, Networking & Security, which includes POS Portal, and Worldwide Communications & Services, which includes Intelisys. ScanSource is committed to helping its customers choose, configure and deliver the industry's best solutions across almost every vertical market in North America, Latin America and Europe. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2017 Best Places to Work in South Carolina and on FORTUNE magazine's 2018 List of World's Most Admired Companies. ScanSource ranks #647 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports Record Quarterly Sales

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	December 31, 2017	June 30, 2017*
Assets
Current assets:
Cash and cash equivalents	$35,435	$56,094
Accounts receivable, less allowance of $47,264 at December 31, 2017 and $44,434 at June 30, 2017	717,336	637,293
Inventories	581,802	531,314
Prepaid expenses and other current assets	76,667	56,322
Total current assets	1,411,240	1,281,023
Property and equipment, net	76,626	56,566
Goodwill	302,912	200,881
Net identifiable intangible assets	148,443	101,513
Deferred income taxes	11,794	29,491
Other non-current assets	54,267	48,829
Total assets	$2,005,282	$1,718,303

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$104	$—
Accounts payable	515,302	513,155
Accrued expenses and other current liabilities	97,597	104,715
Current portion of contingent consideration	38,629	30,675
Income taxes payable	5,086	7,730
Total current liabilities	656,718	656,275
Deferred income taxes	11,110	2,008
Long-term debt	5,325	5,429
Borrowings under revolving credit facility	355,503	91,871
Long-term portion of contingent consideration	58,402	83,361
Other long-term liabilities	57,437	42,214
Total liabilities	1,144,495	881,158
Shareholders' equity:
Common stock	64,896	61,169
Retained earnings	861,296	849,180
Accumulated other comprehensive income (loss)	(65,405)	(73,204)
Total shareholders' equity	860,787	837,145
Total liabilities and shareholders' equity	$2,005,282	$1,718,303

*	Derived from audited financial statements.

ScanSource Reports Record Quarterly Sales

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended December 31,		Six months ended December 31,
	2017	2016	2017	2016
Net sales	$1,032,212	$904,792	$1,956,771	$1,837,357
Cost of goods sold	919,241	806,258	1,737,883	1,647,289
Gross profit	112,971	98,534	218,888	190,068
Selling, general and administrative expenses	74,763	66,880	147,950	130,145
Depreciation expense	3,467	2,423	6,707	4,492
Intangible amortization expense	5,487	4,165	10,498	7,320
Change in fair value of contingent consideration	6,913	1,791	23,794	1,961
Operating income	22,341	23,275	29,939	46,150
Interest expense	2,285	912	3,870	1,501
Interest income	(580)	(892)	(1,462)	(1,908)
Other (income) expense, net	326	(12,526)	441	(11,948)
Income before income taxes	20,310	35,781	27,090	58,505
Provision for income taxes	12,341	12,745	14,974	20,653
Net income	$7,969	$23,036	$12,116	$37,852
Per share data:
Net income per common share, basic	$0.31	$0.92	$0.48	$1.49
Weighted-average shares outstanding, basic	25,506	25,146	25,470	25,334

Net income per common share, diluted	$0.31	$0.91	$0.47	$1.48
Weighted-average shares outstanding, diluted	25,648	25,285	25,612	25,490

ScanSource Reports Record Quarterly Sales

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended December 31,
	2017	2016(a)	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Net sales, as reported	$719,786	$593,833	21.2%
Foreign exchange impact (b)	(9,669)	—
Net sales, constant currency (non-GAAP)	710,117	593,833	19.6%
Less: Acquisitions	(19,706)	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$690,411	$593,833	16.3%

Worldwide Communications & Services:
Net sales, as reported	$312,426	$310,959	0.5%
Foreign exchange impact (b)	(4,162)	—
Net sales, constant currency (non-GAAP)	308,264	310,959	(0.9)%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$308,264	$310,959	(0.9)%

Consolidated:
Net sales, as reported	$1,032,212	$904,792	14.1%
Foreign exchange impact (b)	(13,831)	—
Net sales, constant currency (non-GAAP)	1,018,381	904,792	12.6%
Less: Acquisitions	(19,706)	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$998,675	$904,792	10.4%

(a) Reflects reclassification between segments for certain geographies to provide comparable financial information.
(b) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2017 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2016.

ScanSource Reports Record Quarterly Sales

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Six months ended December 31,
Worldwide Barcode, Networking & Security:	2017 (a)	2016 (a)	% Change
	(in thousands)
Net sales, as reported	$1,340,114	$1,221,043	9.8%
Foreign exchange impact (b)	(15,293)	—
Net sales, constant currency	1,324,821	1,221,043	8.5%
Less: Acquisitions	(34,259)	—
Net sales, constant currency excluding acquisitions	$1,290,562	$1,221,043	5.7%

Worldwide Communications & Services:
Net sales, as reported	$616,657	$616,314	0.1%
Foreign exchange impact (b)	(6,576)	—
Net sales, constant currency	610,081	616,314	(1.0)%
Less: Acquisitions	(9,750)	(2,863)
Net sales, constant currency excluding acquisitions	$600,331	$613,451	(2.1)%

Consolidated:
Net sales, as reported	$1,956,771	$1,837,357	6.5%
Foreign exchange impact (b)	(21,869)	—
Net sales, constant currency	1,934,902	1,837,357	5.3%
Less: Acquisitions	(44,009)	(2,863)
Net sales, constant currency excluding acquisitions	$1,890,893	$1,834,494	3.1%

(a) Reflects reclassification between segments for certain geographies to provide comparable financial information.
(b) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the six months ended December 31, 2017 into U.S. dollars using the average foreign exchange rates for the six months ended December 31, 2016.

ScanSource Reports Record Quarterly Sales

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended December 31,
	2017	2016	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$755,312	$667,818	13.1%
Less: Acquisitions	(19,706)	—
Net sales, excluding acquisitions (non-GAAP)	$735,606	$667,818	10.2%

International:
Net sales, as reported	$276,900	$236,974	16.8%
Foreign exchange impact (a)	(13,831)	—
Net sales, constant currency (non-GAAP)	263,069	236,974	11.0%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$263,069	$236,974	11.0%

Consolidated:
Net sales, as reported	$1,032,212	$904,792	14.1%
Foreign exchange impact (a)	(13,831)	—
Net sales, constant currency (non-GAAP)	1,018,381	904,792	12.6%
Less: Acquisitions	(19,706)	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$998,675	$904,792	10.4%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2017 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2016.

ScanSource Reports Record Quarterly Sales

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Six months ended December 31,
	2017	2016	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$1,441,982	$1,377,627	4.7%
Less: Acquisitions	(44,009)	(2,863)
Net sales, excluding acquisitions	$1,397,973	$1,374,764	1.7%

International:
Net sales, as reported	$514,789	$459,730	12.0%
Foreign exchange impact (a)	(21,869)	—
Net sales, constant currency	492,920	459,730	7.2%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions	$492,920	$459,730	7.2%

Consolidated:
Net sales, as reported	$1,956,771	$1,837,357	6.5%
Foreign exchange impact (a)	(21,869)	—
Net sales, constant currency	1,934,902	1,837,357	5.3%
Less: Acquisitions	(44,009)	(2,863)
Net sales, constant currency excluding acquisitions	$1,890,893	$1,834,494	3.1%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the six months ended December 31, 2017 into U.S. dollars using the average foreign exchange rates for the six months ended December 31, 2016.

ScanSource Reports Record Quarterly Sales

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Quarter ended December 31, 2017
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$22,341	$20,310	$7,969	$0.31
Adjustments:
Amortization of intangible assets	5,487	5,487	3,648	0.14
Change in fair value of contingent consideration	6,913	6,913	4,742	0.18
Tax reform charges (a)	—	—	6,689	0.26
Non-GAAP measure	$34,741	$32,710	$23,048	$0.90

	Quarter ended December 31, 2016
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$23,275	$35,781	$23,036	$0.91
Adjustments:
Amortization of intangible assets	4,165	4,165	2,740	0.11
Change in fair value of contingent consideration	1,791	1,791	1,000	0.04
Acquisition costs (b)	335	335	335	0.01
Legal settlement, net of attorney fees	$—	$(12,777)	$(8,047)	$(0.32)
Non-GAAP measure	$29,566	$29,295	$19,064	$0.75

(a) As a result of tax reform laws enacted in the United States and Belgium, we recognized a one-time charge of $6.7 million in the three months ended December 31, 2017 from the estimated impact of the inclusion of foreign earnings and revaluation of deferred tax assets and liabilities.

(b) Acquisition costs are non-deductible for tax purposes.

ScanSource Reports Record Quarterly Sales

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended December 31,		Six months ended December 31,
	2017	2016	2017	2016
Return on invested capital (ROIC), annualized (a)	13.3%	13.8%	13.1%	13.4%

Reconciliation of Net Income to Adjusted EBITDA
Net income - GAAP	$7,969	$23,036	$12,116	$37,852
Plus: Interest expense	2,285	912	3,870	1,501
Plus: Income taxes	12,341	12,745	14,974	20,653
Plus: Depreciation and amortization	9,901	6,588	18,766	11,812
EBITDA	32,496	43,281	49,726	71,818
Adjustments:
Change in fair value of contingent consideration	6,913	1,791	23,794	1,961
Acquisition costs	—	335	172	833
Legal settlement, net of attorney fees	—	(12,777)	952	(12,777)
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$39,409	$32,630	$74,644	$61,835

Invested Capital Calculation
Equity - beginning of quarter	$852,976	$773,161	$837,145	$774,496
Equity - end of quarter	860,787	787,536	860,787	787,536
Adjustments:
Change in fair value of contingent consideration, net of tax	4,742	1,000	11,005	1,046
Acquisition costs, net of tax	—	335	172	833
Legal settlement, net of attorney fees, net of tax	—	(8,047)	—	(8,047)
Tax reform charges	6,689	—	—	—
Average equity	862,597	776,993	854,555	777,932
Average funded debt (b)	311,327	162,483	207,838	135,101
Invested capital (denominator for ROIC) (non-GAAP)	$1,173,924	$939,476	$1,062,393	$913,033

(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Reports Record Quarterly Sales

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Non-GAAP Financial Information:
	Forecast for Quarter ending March 31, 2018
	Range Low	Range High
GAAP diluted EPS	$0.44	$0.50
Adjustments:
Amortization of intangible assets	0.14	0.14
Change in fair value of contingent consideration	0.09	0.09
Non-GAAP diluted EPS	$0.67	$0.73